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                                                                    EXHIBIT 11.1
                        FIDUCIARY CAPITAL PARTNERS, L.P.

                         STATEMENT OF COMPUTATION OF NET
                          INVESTMENT INCOME PER LIMITED
                                PARTNERSHIP UNIT
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                                                        For the Three Months
                                                            Ended March 31,
                                                        ---------------------
                                                        1995             1994
                                                        ----             ----
Net Investment Income                                $  542,819      $  506,981

Percentage Allocable to Limited Partners                     99%             99%
                                                     ----------      ----------

Net Investment Income Allocable
  to Limited Partners                                $  537,391      $  501,911
                                                     ==========      ==========

Weighted Average Number of Limited
  Partnership Units Outstanding                       1,526,949       1,687,121
                                                     ==========      ==========

Net Investment Income Per Limited
  Partnership Unit                                   $      .35      $      .30
                                                     ==========      ==========
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